                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Global Sports, Inc. on Form S-8 for the purpose of registering the additional shares under the Company's 1996 Equity Incentive Plan of our report dated March 22, 2000, appearing in the Annual Report on Form 10-K of Global Sports, Inc. for the year ended January 1, 2000.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania

January 17, 2001